                                                                     EXHIBIT 3.2


SENIOR NOTES ISSUE 2003                                            WORKING PAPER
USING ACTUAL FINANCIAL STATEMENTS
INTEREST COVERAGE RATIOS (000'S EXCEPT RATIOS) - AT 0.0775%
--------------------------------------------------------------------------------

PRO-FORMA (FOR NOTES OFFERING) INTEREST:
  As at June 30, 2003

                                         US RATE AT                 RATE        AS AT
                                          30-JUN-03   PRINCIPAL    (EST.)     30-JUN-03
                                         ----------   ---------    ------     ---------
     Credit Facility*                                 $  77,890      4.79%     $  3,731
     Drilling Rig Indebtedness                        $   1,272      8.90%          113
     Mortgage                                         $   6,577      6.15%          404
     US Notes (rounded)                      0.7376   $ 203,000      7.75%       15,733
                                                                               --------
     Total pro-forma interest                                                  $ 19,981
                                                                               --------
                                                                               --------

  As at December 31, 2002

                                               US RATE AT                 RATE        AS AT
                                                31-DEC-02   PRINCIPAL    (EST.)     31-DEC-02
                                               ----------   ---------    ------     ---------
      Credit Facility**                                     $ 267,097      7.50%     $ 20,032
      Drilling Rig Indebtedness                             $   1,443      8.90%     $    128
      Mortgage                                              $   6,730      6.15%     $    414
      Shareholder loans                                     $  33,000      5.50%     $  1,815
      US Notes (rounded)                           0.6329   $ 237,000      7.75%     $ 18,368
                                                                                     --------
      Total pro-forma interest                                                       $ 40,757
                                                                                     --------
                                                                                     --------

  * Calculated as outstanding credit facility at 06/30/03 of $274,890 less US notes proceeds of $203,000 plus $6,000 in estimated fees and expenses.

  ** Calculated as outstanding credit facility at 12/31/02 of $498,097 less US notes proceeds of $237,000 plus $6,000 in estimated fees and expenses.


INTEREST COVERAGE

                                                   TWELVE MONTHS ENDED      TWELVE MONTHS ENDED
                                                         30-JUN-03               31-DEC-02
                                                 -----------------------  -----------------------
                                                 NET INCOME      EBITDAX   NET INCOME     EBITDAX
                                                 ----------    ---------   ----------     -------
    Net income                                    $ (36,031)                 $ 10,307
    Add:
      Interest - actual                              30,002                    23,943
      Income taxes                                 (101,371)                  (37,765)
                                                 --------------------------------------------------
    Net income/Cash flow for ratio purposes       $(107,400)   $ 254,974     $ (3,515)    $251,837
                                                 --------------------------------------------------
                                                 --------------------------------------------------

    Actual interest                               $  30,002    $ 30,002      $ 23,943     $ 23,943
    Adjusted interest                             $  19,981    $ 19,981      $ 40,757     $ 40,757

    Actual interest coverage ratio (1)                 (3.6)        8.5          (0.1)        10.5
    Adjusted interest coverage ratio                   (5.4)       12.8          (0.1)         6.2

    Actual interest coverage deficiency           $ 137,402    $    -        $ 27,458     $    -
    Adjusted interest coverage deficiency         $ 127,381    $    -        $ 44,272     $    -

  Notes:

  (1) Pre-tax net income divided by interest on debt

SENIOR NOTES ISSUE 2003                                            WORKING PAPER
USING ACTUAL FINANCIAL STATEMENTS
INTEREST COVERAGE RATIOS (000'S EXCEPT RATIOS) - AT 0.085%
--------------------------------------------------------------------------------

PRO-FORMA (FOR NOTES OFFERING) INTEREST:
  As at June 30, 2003

                                         US RATE AT                 RATE        AS AT
                                          30-JUN-03   PRINCIPAL    (EST.)     30-JUN-03
                                         ----------   ---------    ------     ---------
     Credit Facility*                                 $  77,890      4.79%    $   3,731
     Drilling Rig Indebtedness                        $   1,272      8.90%          113
     Mortgage                                         $   6,577      6.15%          404
     US Notes (rounded)                      0.7376   $ 203,000      8.50%       17,255
                                                                               --------
     Total pro-forma interest                                                  $ 21,504
                                                                               --------
                                                                               --------

  As at December 31, 2002

                                               US RATE AT                 RATE        AS AT
                                                31-DEC-02   PRINCIPAL    (EST.)     31-DEC-02
                                               ----------   ---------    ------     ---------
     Credit Facility**                                      $ 267,097      7.50%     $ 20,032
     Drilling Rig Indebtedness                               $  1,443      8.90%     $    128
     Mortgage                                                $  6,730      6.15%     $    414
     Shareholder loans                                      $  33,000      5.50%     $  1,815
     US Notes (rounded)                            0.6329   $ 237,000      8.50%     $ 20,145
                                                                                     --------
     Total pro-forma interest                                                        $ 42,535
                                                                                     --------
                                                                                     --------

  * Calculated as outstanding credit facility at 06/30/03 of $274,890 less US notes proceeds of $203,000 plus $6,000 in estimated fees and expenses.

  ** Calculated as outstanding credit facility at 12/31/02 of $498,097 less US notes proceeds of $237,000 plus $6,000 in estimated fees and expenses.


INTEREST COVERAGE

                                                   TWELVE MONTHS ENDED      TWELVE MONTHS ENDED
                                                         30-JUN-03               31-DEC-02
                                                 -----------------------  ------------------------
                                                 NET INCOME      EBITDAX   NET INCOME      EBITDAX
                                                 ----------    ---------   ----------     --------
    Net income                                    $ (36,031)                 $ 10,307
    Add:
       Interest - actual                             30,002                    23,943
       Income taxes                                (101,371)                  (37,765)
                                                 -------------------------------------------------
    Net income/Cash flow for ratio purposes       $(107,400)   $ 254,974     $ (3,515)    $251,837
                                                 -------------------------------------------------
                                                 -------------------------------------------------

    Actual interest                               $  30,002    $  30,002     $ 23,943     $ 23,943
    Adjusted interest                             $  21,504    $  21,504     $ 42,535     $ 42,535

    Actual interest coverage ratio (1)                 (3.6)         8.5         (0.1)        10.5
    Adjusted interest coverage ratio                   (5.0)        11.9         (0.1)         5.9

    Actual interest coverage deficiency           $ 137,402      $   -       $ 27,458      $   -
    Adjusted interest coverage deficiency         $ 128,904      $   -       $ 46,050      $   -

  Notes:

  (1) Pre-tax net income divided by interest on debt